INDYMAC INDA MORTGAGE LOAN TRUST 2007-AR3

Final Term Sheet

 [IndyMac Bank, F.S.B. LOGO]

$315,775,000 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED May 30, 2007

IndyMac INDA Mortgage Loan Trust 2007-AR3

Distributions are payable monthly on the 25th day of each month, beginning June 25, 2007

The issuing entity will issue certificates, including the following classes of certificates:

Class	Initial Class Certificate Balance(1)	Pass-Through Rate(2)	Class	Initial Class Certificate Balance(1)	Pass-Through Rate(2)
Class 1-A-1	$161,842,000	Variable	Class A-R	$100	Variable
Class 1-A-2	$17,981,900	Variable	Class B-1	$6,238,000	Variable
Class 2-A-1	$45,331,000	Variable	Class B-2	$3,999,000	Variable
Class 2-A-2	$5,037,000	Variable	Class B-3	$2,559,000	Variable
Class 3-A-1	$72,787,000	Variable			Variable

__________
(1)      This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The pass-through rates are calculated as described in this free writing prospectus under “Summary—Description of the Certificates.”

Summary

Issuing Entity

IndyMac INDA Mortgage Loan Trust 2007-AR3, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07D3, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of May 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of May 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about May 30, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties.  The mortgage loans will be divided into three groups.  Each group of mortgage loans is referred to as a “loan group.”

The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on a specified index.  The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

Loan Group	Aggregate Principal Balance ($)	Fixed Rate Period (months)
1	$189,888,359.80	60
2	$53,187,798.50	84
3	$76,861,273.48	120

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$189,888,359.80

Geographic Concentrations in excess of 10%:

California	65.01%

Weighted Average Original LTV Ratio	67.78%

Weighted Average Mortgage Rate	6.244%

Range of Mortgage Rates	5.000% to 7.750%

Average Current Principal Balance	$750,547

Range of Current Principal Balances	$85,000 to $2,500,000

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score	753

Weighted Average Gross Margin	2.739%

Weighted Average Maximum Mortgage Rate	11.244%

Weighted Average Minimum Mortgage Rate	2.739%

Range of Months to Next Rate Adjustment Date	56 to 60

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$53,187,798.50

Geographic Concentrations in excess of 10%:

California	62.12%

Weighted Average Original LTV Ratio	67.34%

Weighted Average Mortgage Rate	6.238%

Range of Mortgage Rates	5.250% to 7.125%

Average Current Principal Balance	$759,826

Range of Current Principal Balances	$113,000 to $2,665,000

Weighted Average Remaining Term to Maturity	359 months

Weighted Average FICO Credit Score	755

Weighted Average Gross Margin	2.743%

Weighted Average Maximum Mortgage Rate	11.238%

Weighted Average Minimum Mortgage Rate	2.743%

Range of Months to Next Rate Adjustment Date	80 to 84

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$76,861,273.48

Geographic Concentrations in excess of 10%:

California	69.01%

Weighted Average Original LTV Ratio	64.55%

Weighted Average Mortgage Rate	6.330%

Range of Mortgage Rates	5.500% to 7.000%

Average Current Principal Balance	$761,003

Range of Current Principal Balances	$104,000 to $2,681,250

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score	758

Weighted Average Gross Margin	2.687%

Weighted Average Maximum Mortgage Rate	11.330%

Weighted Average Minimum Mortgage Rate	2.687%

Range of Months to Next Rate Adjustment Date	116 to 120

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance	$319,937,431.78

Geographic Concentrations in excess of 10%:

California	65.49%

Weighted Average Original LTV Ratio	66.93%

Weighted Average Mortgage Rate	6.264%

Range of Mortgage Rates	5.000% to 7.750%

Average Current Principal Balance	$754,569

Range of Current Principal Balances	$85,000 to $2,681,250

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score	754

Weighted Average Gross Margin	2.727%

Weighted Average Maximum Mortgage Rate	11.264%

Weighted Average Minimum Mortgage Rate	2.727%

Range of Months to Next Rate Adjustment Date	56 to 120

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating (Moody’s/S&P) (2)
Offered Certificates
1-A-1	1	$ 161,842,000	Senior/Super Senior/Variable Rate	July 2037	May 2037	Aaa/AAA
1-A-2	1	$ 17,981,900	Senior/Support/ Variable Rate	July 2037	May 2037	Aaa/AAA
2-A-1	2	$ 45,331,000	Senior/Super Senior/Variable Rate	July 2037	May 2037	Aaa/AAA
2-A-2	2	$ 5,037,000	Senior/Support/ Variable Rate	July 2037	May 2037	Aaa/AAA
3-A-1	3	$ 72,787,000	Senior/Variable Rate	July 2037	May 2037	Aaa/AAA
A-R	1	$100	Senior/REMIC Residual	July 2037	June 2007	Aaa/AAA
B-1	1, 2 and 3	$ 6,238,000	Subordinate/ Variable Rate	July 2037	May 2037	Aa2/AA
B-2	1, 2 and 3	$ 3,999,000	Subordinate/ Variable Rate	July 2037	May 2037	A2/A
B-3	1, 2 and 3	$ 2,559,000	Subordinate/ Variable Rate	July 2037	May 2037	Baa2/BBB
Non-Offered Certificates(3)
Class P	1, 2 and 3	$100	Prepayment Charges	N/A	N/A
Class L	1, 2 and 3	N/A	Late Payment Fees	N/A	N/A
Class B-4	1, 2 and 3	$ 2,879,000	Subordinate/ Variable Rate	July 2037	May 2037
Class B-5	1, 2 and 3	$ 799,000	Subordinate/ Variable Rate	July 2037	May 2037
Class B-6	1, 2 and 3	$ 484,432	Subordinate/ Variable Rate	July 2037	May 2037

____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus.  The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	5.9858%	(2)	calendar month (3)	30/360 (4)
1-A-2	5.9858%	(2)	calendar month (3)	30/360 (4)
2-A-1	5.9796%	(2)	calendar month (3)	30/360 (4)
2-A-2	5.9796%	(2)	calendar month (3)	30/360 (4)
3-A-1	6.0718%	(2)	calendar month (3)	30/360 (4)
A-R	5.9858%	(2)	calendar month (3)	30/360 (4)
B-1	6.0054%	(5)	calendar month (3)	30/360 (4)
B-2	6.0054%	(5)	calendar month (3)	30/360 (4)
B-3	6.0054%	(5)	calendar month (3)	30/360 (4)
Non-Offered Certificates
Class P	(6)	(6)	N/A	N/A
Class L	(6)	(6)	N/A	N/A
Class B-4	6.0054%	(5)	calendar month (3)	30/360 (4)
Class B-5	6.0054%	(5)	calendar month (3)	30/360 (4)
Class B-6	6.0054%	(5)	calendar month (3)	30/360 (4)
__________________
(1)	Reflects the expected pass-through rate as of the closing date.

(2)
The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(3)	These certificates will settle with accrued interest.

(4)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)
For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the assumed balance for that loan group immediately prior to that distribution date, divided by (ii) the aggregate of the assumed balance for each loan group immediately prior to that distribution date.

(6)	The Class P and the Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates
Senior Certificates:	Group 1 Certificates, Group 2 Certificates and Group 3 Certificates
Subordinate Certificates:	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Certificates	Class 2-A-1 and Class 2-A-2 Certificates
Group 3 Certificates	Class 3-A-1 Certificates
Offered Certificates:	Senior Certificates, Class B-1, Class B-2 and Class B-3 Certificates
Super Senior Certificates:	Class 1-A-1 and Class 2-A-1 Certificates
Support Certificates:	Class 1-A-2 and Class 2-A-2 Certificates

Record Date

The record date for any class of certificates is the last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1,000.

Class B-1, Class B-2 and Class B-3 Certificates:

$100,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for June 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table above.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class’ share of the assumed balance, as described more fully in this free writing prospectus under “Description of the Certificates — Interest,” in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.25% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the aggregate stated principal balance of the mortgage loans in that loan group and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, in the following priority:

1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

•	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

•	with respect to loan group 3, to the Class 3-A-1 Certificates until its class certificate balance is reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates in accordance with the priorities set forth under “Description of the Certificates—Allocation of Losses” in this free writing prospectus.  However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related class of support certificates until its class certificate balance is reduced to zero.

Additionally, as described above under “—Principal Distributions,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates of one group have been paid in full before the senior certificates of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates on a pro rata basis.  However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing prospectus under “Description of the Certificates—Cross-Collateralization.”

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an “undercollateralization distribution”).  If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “—Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC.  The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Loan Group 1

Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 - 5.000	2	$1,297,700.00	0.68%	5.000%	743	$648,850.00	47.39%
5.001 - 5.500	10	8,390,700.00	4.42	5.382	769	839,070.00	72.49
5.501 - 6.000	70	53,383,691.00	28.11	5.864	759	762,624.16	66.65
6.001 - 6.500	121	92,688,249.73	48.81	6.344	750	766,018.59	66.79
6.501 - 7.000	43	30,433,019.07	16.03	6.754	747	707,744.63	71.17
7.001 - 7.500	5	2,384,000.00	1.26	7.259	733	476,800.00	80.21
7.501 - 8.000	2	1,311,000.00	0.69	7.750	715	655,500.00	73.29
Total	253	$189,888,359.80	100.00%
_______________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.244% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
50,000.01 - 100,000.00	2	$185,000.00	0.10%	6.578%	745	$92,500.00	46.18%
100,000.01 - 150,000.00	6	671,008.69	0.35	6.345	740	111,834.78	74.85
200,000.01 - 250,000.00	4	884,660.49	0.47	6.426	740	221,165.12	69.52
250,000.01 - 300,000.00	4	1,110,074.00	0.58	6.424	745	277,518.50	65.63
300,000.01 - 350,000.00	2	641,652.08	0.34	5.713	751	320,826.04	59.40
350,000.01 - 400,000.00	2	729,000.00	0.38	5.810	721	364,500.00	71.96
400,000.01 - 450,000.00	12	5,222,500.00	2.75	6.439	751	435,208.33	69.25
450,000.01 - 500,000.00	25	11,905,450.00	6.27	6.454	734	476,218.00	74.06
500,000.01 - 550,000.00	31	16,219,321.88	8.54	6.228	749	523,203.93	69.96
550,000.01 - 600,000.00	22	12,666,200.00	6.67	6.193	745	575,736.36	71.56
600,000.01 - 650,000.00	19	12,185,750.00	6.42	6.206	763	641,355.26	62.67
650,000.01 - 700,000.00	18	12,157,000.00	6.40	6.201	755	675,388.89	75.72
700,000.01 - 750,000.00	17	12,521,950.00	6.59	6.387	744	736,585.29	66.74
750,000.01 - 800,000.00	8	6,232,200.00	3.28	6.248	760	779,025.00	64.22
800,000.01 - 850,000.00	7	5,783,650.00	3.05	6.537	752	826,235.71	71.77
850,000.01 - 900,000.00	9	7,978,500.00	4.20	6.347	762	886,500.00	71.64
900,000.01 - 950,000.00	4	3,684,500.00	1.94	5.530	744	921,125.00	64.16
950,000.01 - 1,000,000.00	20	19,780,497.79	10.42	6.303	760	989,024.89	65.88
1,000,000.01 - 1,250,000.00	10	11,349,704.40	5.98	6.063	757	1,134,970.44	68.35
1,250,000.01 - 1,500,000.00	20	28,260,235.47	14.88	6.263	759	1,413,011.77	68.92
1,500,000.01 - 1,750,000.00	7	11,334,570.00	5.97	5.944	755	1,619,224.29	58.36
1,750,000.01 - 2,000,000.00	2	3,784,935.00	1.99	6.264	749	1,892,467.50	68.39
2,000,000.01 - 2,250,000.00	1	2,100,000.00	1.11	6.375	771	2,100,000.00	42.00
2,250,000.01 - 2,500,000.00	1	2,500,000.00	1.32	6.375	713	2,500,000.00	50.00
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $750,547.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
20.01 - 25.00	1	$750,000.00	0.39%	6.500%	790	$750,000.00	22.73%
25.01 - 30.00	1	100,000.00	0.05	6.750	707	100,000.00	29.85
30.01 - 35.00	4	3,135,000.00	1.65	6.034	774	783,750.00	33.76
35.01 - 40.00	2	1,598,000.00	0.84	6.391	768	799,000.00	37.03
40.01 - 45.00	9	8,870,100.00	4.67	6.083	753	985,566.67	43.19
45.01 - 50.00	13	11,652,300.00	6.14	6.185	754	896,330.77	48.49
50.01 - 55.00	10	8,406,170.00	4.43	6.087	754	840,617.00	52.66
55.01 - 60.00	20	15,541,786.00	8.18	6.160	760	777,089.30	57.92
60.01 - 65.00	29	22,868,935.00	12.04	6.213	762	788,583.97	63.95
65.01 - 70.00	19	15,071,498.49	7.94	6.345	745	793,236.76	68.73
70.01 - 75.00	41	34,574,702.15	18.21	6.385	747	843,285.42	73.70
75.01 - 80.00	101	65,743,868.16	34.62	6.228	750	650,929.39	79.32
80.01 - 85.00	2	992,000.00	0.52	5.934	772	496,000.00	82.55
85.01 - 90.00	1	584,000.00	0.31	7.375	720	584,000.00	89.16
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 67.78%.

Original Term to Stated Maturity for the Group 1 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	253	$189,888,359.80	100.00%	6.244%	753	$750,546.88	67.78%
Total	253	$189,888,359.80	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
356	1	$472,000.00	0.25%	6.000%	780	$472,000.00	81.10%
357	4	5,238,859.61	2.76	6.424	751	1,309,714.90	72.83
358	20	14,406,748.69	7.59	6.263	763	720,337.43	61.10
359	48	39,374,908.50	20.74	6.342	749	820,310.59	66.92
360	180	130,395,843.00	68.67	6.207	753	724,421.35	68.53
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Arizona	11	$5,879,025.00	3.10%	6.545%	752	$534,456.82	71.85%
California	162	123,439,589.93	65.01	6.226	753	761,972.78	68.40
Colorado	2	1,236,000.00	0.65	6.220	753	618,000.00	76.86
Connecticut	2	2,000,000.00	1.05	6.375	763	1,000,000.00	54.68
Florida	7	5,589,069.49	2.94	6.296	736	798,438.50	74.06
Georgia	6	4,256,974.00	2.24	6.283	730	709,495.67	58.12
Hawaii	7	6,646,080.00	3.50	6.218	774	949,440.00	68.64
Idaho	1	236,786.00	0.12	6.000	750	236,786.00	56.38
Illinois	5	5,402,124.40	2.84	6.100	727	1,080,424.88	64.68
Louisiana	1	565,000.00	0.30	6.500	710	565,000.00	74.34
Maryland	3	1,388,000.00	0.73	6.159	748	462,666.67	64.98
Massachusetts	9	8,912,650.42	4.69	6.179	775	990,294.49	69.80
Michigan	1	485,000.00	0.26	6.500	702	485,000.00	77.23
Minnesota	1	1,000,000.00	0.53	6.125	791	1,000,000.00	66.67
Montana	2	1,609,999.79	0.85	6.724	728	804,999.90	64.81
Nevada	5	3,830,500.00	2.02	6.078	760	766,100.00	51.66
New Jersey	3	964,922.08	0.51	6.429	712	321,640.69	55.08
New York	5	5,145,000.00	2.71	6.310	761	1,029,000.00	59.05
North Carolina	7	3,211,038.69	1.69	6.565	752	458,719.81	74.29
Rhode Island	1	600,000.00	0.32	6.625	764	600,000.00	39.34
South Carolina	3	1,445,000.00	0.76	6.097	776	481,666.67	67.64
Texas	2	725,400.00	0.38	6.375	718	362,700.00	64.20
Utah	1	660,000.00	0.35	7.125	735	660,000.00	75.00
Virginia	2	1,283,200.00	0.68	6.361	713	641,600.00	80.00
Washington	4	3,377,000.00	1.78	5.904	746	844,250.00	72.37
Total	253	$189,888,359.80	100.00%

Mortgagors’ FICO Scores for the Group 1 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
681 - 700	2	$1,044,952.08	0.55%	6.323%	700	$522,476.04	78.47%
701 - 720	46	34,341,968.79	18.09	6.356	710	746,564.54	68.54
721 - 740	63	41,115,303.09	21.65	6.367	731	652,623.86	71.73
741 - 760	46	34,909,861.37	18.38	6.163	752	758,910.03	68.42
761 - 780	51	44,112,994.47	23.23	6.136	773	864,960.68	65.13
781 - 800	29	21,524,750.00	11.34	6.202	790	742,232.76	64.33
801 - 820	16	12,838,530.00	6.76	6.209	809	802,408.13	65.41
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 753.

Types of Mortgaged Properties for the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Single Family Residence	162	$121,136,229.30	63.79%	6.246%	750	$747,754.50	68.15%
Planned Unit Development (PUD)	52	40,638,474.00	21.40	6.255	753	781,509.12	66.98
Two- to Four-Family Residence	16	11,282,301.08	5.94	6.188	757	705,143.82	67.97
Low-rise Condominium	14	9,462,555.00	4.98	6.273	773	675,896.79	71.51
High-rise Condominium	7	5,268,800.42	2.77	6.220	754	752,685.77	64.07
Townhouse	2	2,100,000.00	1.11	6.196	770	1,050,000.00	54.04
Total	253	$189,888,359.80	100.00%

Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Refinance (Cash Out)	100	$73,421,403.54	38.67%	6.230%	752	$734,214.04	64.22%
Refinance (Rate/Term)	95	69,293,175.17	36.49	6.282	754	729,401.84	67.58
Purchase	58	47,173,781.09	24.84	6.212	751	813,341.05	73.63
Total	253	$189,888,359.80	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	191	$149,007,949.36	78.47%	6.175%	752	$780,146.33	68.69%
Investment	54	34,630,411.44	18.24	6.469	756	641,303.92	64.36
Secondary Home	8	6,249,999.00	3.29	6.647	756	781,249.88	65.03
Total	253	$189,888,359.80	100.00%
_________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	49	$39,713,583.96	20.91%	6.067%	761	$810,481.31	70.29%
FastForward	10	6,668,700.00	3.51	6.396	754	666,870.00	72.04
Stated Income	164	117,083,125.84	61.66	6.289	749	713,921.50	70.32
No Ratio	10	8,260,000.00	4.35	6.318	746	826,000.00	54.96
No Income/No Asset	1	750,000.00	0.39	5.750	728	750,000.00	60.00
No Doc	19	17,412,950.00	9.17	6.275	759	916,471.05	49.79
Total	253	$189,888,359.80	100.00%

Loan Age for the Group 1 Mortgage Loans(1)

Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	180	$130,395,843.00	68.67%	6.207%	753	$724,421.35	68.53%
1	48	39,374,908.50	20.74	6.342	749	820,310.59	66.92
2	20	14,406,748.69	7.59	6.263	763	720,337.43	61.10
3	4	5,238,859.61	2.76	6.424	751	1,309,714.90	72.83
4	1	472,000.00	0.25	6.000	780	472,000.00	81.10
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 1 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5/1 LIBOR Fully Amortizing	9	$6,850,174.82	3.61%	6.242%	775	$761,130.54	72.22%
5/1 LIBOR 40/30 Balloon	3	542,844.49	0.29	6.223	729	180,948.16	68.35
5/1 LIBOR Interest-Only	241	182,495,340.49	96.11	6.244	752	757,242.08	67.62
Total	253	$189,888,359.80	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	12	$7,393,019.31	3.89%	6.241%	771	$616,084.94	71.94%
120	241	182,495,340.49	96.11	6.244	752	757,242.08	67.62
Total	253	$189,888,359.80	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	175	$143,379,901.24	75.51%	6.214%	755	$819,313.72	66.70%
12 - Hard	43	25,234,659.87	13.29	6.484	742	586,852.56	72.88
24 - Hard	5	2,730,750.00	1.44	6.288	765	546,150.00	74.85
36 - Hard	30	18,543,048.69	9.77	6.149	746	618,101.62	68.17
Total	253	$189,888,359.80	100.00%

Gross Margins for the Group 1 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.001 - 2.500	9	$4,647,300.00	2.45%	5.842%	741	$516,366.67	62.15%
2.501 - 3.000	243	184,657,059.80	97.25	6.251	753	759,905.60	67.86
3.001 - 3.500	1	584,000.00	0.31	7.375	720	584,000.00	89.16
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.739%.

Months to Initial Adjustment Date for the Group 1 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
51 - 60	253	$189,888,359.80	100.00%	6.244%	753	$750,546.88	67.78%
Total	253	$189,888,359.80	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.000 - 10.499	7	$4,921,400.00	2.59%	5.166%	765	$703,057.14	66.01%
10.500 - 10.999	50	39,419,890.00	20.76	5.756	755	788,397.80	66.67
11.000 - 11.499	105	84,561,170.54	44.53	6.218	755	805,344.48	66.19
11.500 - 11.999	77	53,073,427.38	27.95	6.606	748	689,265.29	70.14
12.000 - 12.499	12	6,601,471.88	3.48	7.094	736	550,122.66	76.13
12.500 - 12.999	2	1,311,000.00	0.69	7.750	715	655,500.00	73.29
Total	253	$189,888,359.80	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.244%.

Initial Periodic Rate Cap for the Group 1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.000	253	$189,888,359.80	100.00%	6.244%	753	$750,546.88	67.78%
Total	253	$189,888,359.80	100.00%

Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	253	$189,888,359.80	100.00%	6.244%	753	$750,546.88	67.78%
Total	253	$189,888,359.80	100.00%

Origination Channel for the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Consumer Direct	25	$16,821,524.40	8.86%	6.055%	757	$672,860.98	66.48%
Mortgage Professionals	228	173,066,835.40	91.14	6.263	752	759,065.07	67.91
Total	253	$189,888,359.80	100.00%

Loan Group 2

Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.001 - 5.500	3	$1,768,700.00	3.33%	5.432%	755	$589,566.67	68.36%
5.501 - 6.000	23	14,501,570.00	27.26	5.930	755	630,503.04	70.04
6.001 - 6.500	31	28,511,629.50	53.61	6.303	758	919,729.98	65.28
6.501 - 7.000	12	8,292,899.00	15.59	6.714	744	691,074.92	69.48
7.001 - 7.500	1	113,000.00	0.21	7.125	703	113,000.00	66.47
Total	70	$53,187,798.50	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.238% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
100,000.01 - 150,000.00	2	$258,000.00	0.49%	6.703%	747	$129,000.00	64.54%
150,000.01 - 200,000.00	3	554,500.00	1.04	6.275	765	184,833.33	54.14
250,000.01 - 300,000.00	3	882,000.00	1.66	6.165	759	294,000.00	68.23
300,000.01 - 350,000.00	3	1,027,000.00	1.93	6.083	759	342,333.33	59.98
350,000.01 - 400,000.00	3	1,074,500.00	2.02	6.378	785	358,166.67	68.58
400,000.01 - 450,000.00	3	1,261,700.00	2.37	6.203	725	420,566.67	76.32
450,000.01 - 500,000.00	7	3,289,120.00	6.18	5.960	738	469,874.29	77.37
500,000.01 - 550,000.00	5	2,567,001.00	4.83	6.101	756	513,400.20	63.55
550,000.01 - 600,000.00	7	4,033,216.00	7.58	6.178	758	576,173.71	67.22
600,000.01 - 650,000.00	8	5,059,812.50	9.51	6.377	746	632,476.56	68.38
650,000.01 - 700,000.00	2	1,363,200.00	2.56	6.123	769	681,600.00	80.00
700,000.01 - 750,000.00	2	1,457,500.00	2.74	6.060	764	728,750.00	76.29
850,000.01 - 900,000.00	2	1,730,750.00	3.25	6.246	759	865,375.00	74.70
950,000.01 - 1,000,000.00	7	6,871,999.00	12.92	6.414	774	981,714.14	65.42
1,000,000.01 - 1,250,000.00	5	5,532,500.00	10.40	6.190	754	1,106,500.00	59.50
1,250,000.01 - 1,500,000.00	2	2,780,000.00	5.23	6.375	728	1,390,000.00	77.30
1,500,000.01 - 1,750,000.00	2	3,305,000.00	6.21	6.061	737	1,652,500.00	60.17
2,250,000.01 - 2,500,000.00	1	2,275,000.00	4.28	6.250	767	2,275,000.00	70.00
2,500,000.01 - 2,750,000.00	3	7,865,000.00	14.79	6.291	758	2,621,666.67	64.48
Total	70	$53,187,798.50	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $759,826.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
20.01 - 25.00	1	$196,500.00	0.37%	6.625%	768	$196,500.00	24.87%
25.01 - 30.00	1	500,001.00	0.94	6.125	782	500,001.00	27.78
30.01 - 35.00	2	2,020,000.00	3.80	6.251	789	1,010,000.00	32.11
35.01 - 40.00	1	1,100,000.00	2.07	5.990	731	1,100,000.00	37.93
45.01 - 50.00	4	2,430,000.00	4.57	6.106	751	607,500.00	48.86
50.01 - 55.00	1	557,000.00	1.05	5.500	771	557,000.00	50.64
55.01 - 60.00	5	3,009,000.00	5.66	6.305	749	601,800.00	57.00
60.01 - 65.00	12	13,193,627.50	24.81	6.279	764	1,099,468.96	63.85
65.01 - 70.00	8	6,529,500.00	12.28	6.321	757	816,187.50	69.48
70.01 - 75.00	8	7,904,750.00	14.86	6.181	741	988,093.75	74.63
75.01 - 80.00	25	15,095,420.00	28.38	6.253	752	603,816.80	79.21
80.01 - 85.00	1	454,000.00	0.85	6.000	703	454,000.00	84.07
85.01 - 90.00	1	198,000.00	0.37	6.250	768	198,000.00	90.00
Total	70	$53,187,798.50	100.00%

(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 67.34%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	70	$53,187,798.50	100.00%	6.238%	755	$759,825.69	67.34%
Total	70	$53,187,798.50	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
356	1	$600,000.00	1.13%	6.375%	705	$600,000.00	80.00%
357	5	6,280,412.50	11.81	6.295	780	1,256,082.50	68.47
358	1	145,000.00	0.27	6.375	782	145,000.00	63.04
359	24	20,720,616.00	38.96	6.389	744	863,359.00	69.47
360	39	25,441,770.00	47.83	6.097	758	652,353.08	65.05
Total	70	$53,187,798.50	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Arizona	1	$145,000.00	0.27%	6.375%	782	$145,000.00	63.04%
California	45	33,038,482.50	62.12	6.188	756	734,188.50	66.58
Colorado	2	1,339,250.00	2.52	6.178	772	669,625.00	76.73
Connecticut	1	1,680,000.00	3.16	6.000	739	1,680,000.00	70.00
Florida	3	1,764,200.00	3.32	6.412	733	588,066.67	67.26
Georgia	2	1,513,000.00	2.84	6.500	775	756,500.00	76.80
Hawaii	1	610,000.00	1.15	5.875	772	610,000.00	62.22
Illinois	2	2,000,000.00	3.76	6.500	777	1,000,000.00	51.15
Maryland	1	855,500.00	1.61	6.625	714	855,500.00	74.39
Nevada	2	5,265,000.00	9.90	6.373	753	2,632,500.00	65.00
New Jersey	2	942,000.00	1.77	6.330	735	471,000.00	75.07
New York	1	1,068,750.00	2.01	6.000	767	1,068,750.00	75.00
Pennsylvania	3	1,349,400.00	2.54	6.326	716	449,800.00	77.78
South Carolina	1	286,000.00	0.54	6.375	749	286,000.00	79.44
Tennessee	1	570,216.00	1.07	6.250	794	570,216.00	63.36
Utah	1	351,500.00	0.66	6.000	800	351,500.00	79.89
Washington	1	409,500.00	0.77	6.625	749	409,500.00	70.00
Total	70	$53,187,798.50	100.00%

Mortgagors’ FICO Scores for the Group 2 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
701 - 720	17	$11,996,100.00	22.55%	6.424%	709	$705,652.94	72.08%
721 - 740	7	7,033,200.00	13.22	6.177	736	1,004,742.86	61.81
741 - 760	11	6,677,670.00	12.55	6.020	752	607,060.91	75.25
761 - 780	17	14,269,450.00	26.83	6.248	769	839,379.41	68.96
781 - 800	15	11,440,128.50	21.51	6.229	790	762,675.23	59.28
801 - 820	3	1,771,250.00	3.33	6.023	807	590,416.67	66.30
Total	70	$53,187,798.50	100.00%
___________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 755.

Types of Mortgaged Properties for the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Single Family Residence	52	$43,944,598.50	82.62%	6.243%	755	$845,088.43	69.16%
Two- to Four-Family Residence	9	4,625,700.00	8.70	6.284	750	513,966.67	63.26
Planned Unit Development (PUD)	5	3,611,000.00	6.79	6.163	752	722,200.00	52.25
Townhouse	1	505,000.00	0.95	5.875	757	505,000.00	78.29
Low-rise Condominium	3	501,500.00	0.94	6.313	769	167,166.67	42.56
Total	70	$53,187,798.50	100.00%

Purposes of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Refinance (Rate/Term)	31	$28,570,728.50	53.72%	6.357%	749	$921,636.40	69.92%
Refinance (Cash Out)	26	14,072,200.00	26.46	6.197	762	541,238.46	58.61
Purchase	13	10,544,870.00	19.83	5.969	762	811,143.85	72.00
Total	70	$53,187,798.50	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	60	$47,150,799.50	88.65%	6.217%	756	$785,846.66	68.21%
Investment	7	3,782,999.00	7.11	6.591	756	540,428.43	62.51
Secondary Home	3	2,254,000.00	4.24	6.087	741	751,333.33	57.28
Total	70	$53,187,798.50	100.00%
___________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 2 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	20	$15,483,378.50	29.11%	6.257%	757	$774,168.93	74.40%
FastForward	5	2,465,000.00	4.63	6.009	751	493,000.00	68.99
Stated Income	38	32,171,420.00	60.49	6.251	753	846,616.32	64.87
No Doc	7	3,068,000.00	5.77	6.197	769	438,285.71	56.29
Total	70	$53,187,798.50	100.00%

Loan Age for the Group 2 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	39	$25,441,770.00	47.83%	6.097%	758	$652,353.08	65.05%
1	24	20,720,616.00	38.96	6.389	744	863,359.00	69.47
2	1	145,000.00	0.27	6.375	782	145,000.00	63.04
3	5	6,280,412.50	11.81	6.295	780	1,256,082.50	68.47
4	1	600,000.00	1.13	6.375	705	600,000.00	80.00
Total	70	$53,187,798.50	100.00%

____________\
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 1 month.

Loan Programs for the Group 2 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
7/1 LIBOR Fully Amortizing	4	$2,216,000.00	4.17%	6.271%	747	$554,000.00	62.44%
7/1 LIBOR Interest-Only	66	50,971,798.50	95.83	6.237	755	772,299.98	67.55
Total	70	$53,187,798.50	100.00%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	4	$2,216,000.00	4.17%	6.271%	747	$554,000.00	62.44%
120	66	50,971,798.50	95.83	6.237	755	772,299.98	67.55
Total	70	$53,187,798.50	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	43	$37,221,770.00	69.98%	6.255%	758	$865,622.56	65.62%
12 - Hard	8	4,191,912.50	7.88	6.455	745	523,989.06	64.24
24 - Hard	5	2,731,716.00	5.14	6.274	759	546,343.20	75.75
36 - Hard	14	9,042,400.00	17.00	6.055	747	645,885.71	73.31
Total	70	$53,187,798.50	100.00%

Gross Margins for the Group 2 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.001 - 2.500	2	$750,000.00	1.41%	5.951%	710	$375,000.00	81.64%
2.501 - 3.000	68	52,437,798.50	98.59	6.242	756	771,144.10	67.13
Total	70	$53,187,798.50	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.743%.

Months to Initial Adjustment Date for the Group 2 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
71 - 80	1	$600,000.00	1.13%	6.375%	705	$600,000.00	80.00%
81 - 90	69	52,587,798.50	98.87	6.236	755	762,142.01	67.19
Total	70	$53,187,798.50	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.000 - 10.499	1	$479,200.00	0.90%	5.250%	739	$479,200.00	80.00%
10.500 - 10.999	13	8,120,500.00	15.27	5.795	760	624,653.85	65.50
11.000 - 11.499	36	29,881,787.00	56.18	6.184	761	830,049.64	66.36
11.500 - 11.999	19	14,593,311.50	27.44	6.622	741	768,069.03	69.96
12.000 - 12.499	1	113,000.00	0.21	7.125	703	113,000.00	66.47
Total	70	$53,187,798.50	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.238%.

Initial Periodic Rate Cap for the Group 2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.000	70	$53,187,798.50	100.00%	6.238%	755	$759,825.69	67.34%
Total	70	$53,187,798.50	100.00%

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	70	$53,187,798.50	100.00%	6.238%	755	$759,825.69	67.34%
Total	70	$53,187,798.50	100.00%

Origination Channel for the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Consumer Direct	39	$32,929,478.50	61.91%	6.284%	750	$844,345.60	70.48%
Mortgage Professionals	31	20,258,320.00	38.09	6.164	763	653,494.19	62.24
Total	70	$53,187,798.50	100.00%

Loan Group 3

Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.001 - 5.500	1	$167,000.00	0.22%	5.500%	803	$167,000.00	45.75%
5.501 - 6.000	18	11,628,282.02	15.13	5.854	762	646,015.67	60.29
6.001 - 6.500	69	53,676,323.00	69.84	6.351	756	777,917.72	63.89
6.501 - 7.000	13	11,389,668.46	14.82	6.731	760	876,128.34	72.25
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.330% per annum.

Current Principal Balances for the Group 3 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
100,000.01 - 150,000.00	3	$374,000.00	0.49%	6.221%	763	$124,666.67	36.22%
150,000.01 - 200,000.00	4	746,500.00	0.97	6.054	749	186,625.00	52.90
200,000.01 - 250,000.00	5	1,093,900.00	1.42	6.281	754	218,780.00	74.30
250,000.01 - 300,000.00	2	543,081.02	0.71	5.949	780	271,540.51	70.14
300,000.01 - 350,000.00	1	315,000.00	0.41	5.750	773	315,000.00	75.00
350,000.01 - 400,000.00	2	737,500.00	0.96	6.070	759	368,750.00	64.97
400,000.01 - 450,000.00	2	873,900.00	1.14	6.314	742	436,950.00	61.97
450,000.01 - 500,000.00	6	2,833,103.00	3.69	6.375	746	472,183.83	75.38
500,000.01 - 550,000.00	12	6,234,697.00	8.11	6.362	753	519,558.08	61.78
550,000.01 - 600,000.00	9	5,242,984.38	6.82	6.263	773	582,553.82	67.12
600,000.01 - 650,000.00	8	5,085,500.00	6.62	6.183	755	635,687.50	67.22
650,000.01 - 700,000.00	4	2,709,500.00	3.53	6.314	761	677,375.00	73.53
700,000.01 - 750,000.00	6	4,419,000.00	5.75	6.267	752	736,500.00	55.47
750,000.01 - 800,000.00	5	3,955,000.00	5.15	6.424	765	791,000.00	71.28
800,000.01 - 850,000.00	1	818,000.00	1.06	6.250	751	818,000.00	68.17
900,000.01 - 950,000.00	2	1,848,200.00	2.40	6.317	746	924,100.00	69.77
950,000.01 - 1,000,000.00	8	7,853,999.00	10.22	6.299	740	981,749.88	67.37
1,000,000.01 - 1,250,000.00	8	9,283,484.08	12.08	6.420	757	1,160,435.51	51.25
1,250,000.01 - 1,500,000.00	8	11,151,175.00	14.51	6.327	760	1,393,896.88	68.33
1,750,000.01 - 2,000,000.00	2	3,871,000.00	5.04	6.396	794	1,935,500.00	67.06
2,000,000.01 - 2,250,000.00	2	4,190,500.00	5.45	6.442	750	2,095,250.00	61.75
2,500,000.01 - 2,750,000.00	1	2,681,250.00	3.49	6.500	765	2,681,250.00	65.00
Total	101	$76,861,273.48	100.00%

(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $761,003.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
15.01 - 20.00	2	$1,950,000.00	2.54%	6.279%	762	$975,000.00	16.46%
20.01 - 25.00	1	120,000.00	0.16	6.375	787	120,000.00	21.82
25.01 - 30.00	1	150,000.00	0.20	6.250	747	150,000.00	27.78
30.01 - 35.00	2	1,781,000.00	2.32	6.334	787	890,500.00	33.47
35.01 - 40.00	4	2,633,696.00	3.43	6.098	775	658,424.00	36.91
40.01 - 45.00	3	2,665,000.00	3.47	6.375	733	888,333.33	43.70
45.01 - 50.00	5	2,832,000.00	3.68	6.135	754	566,400.00	48.34
50.01 - 55.00	3	2,620,500.00	3.41	5.804	775	873,500.00	54.12
55.01 - 60.00	8	6,778,001.00	8.82	6.485	741	847,250.13	58.46
60.01 - 65.00	18	16,078,433.38	20.92	6.342	751	893,246.30	63.02
65.01 - 70.00	12	9,373,000.00	12.19	6.259	757	781,083.33	69.13
70.01 - 75.00	15	12,602,659.08	16.40	6.340	754	840,177.27	74.29
75.01 - 80.00	26	16,763,984.02	21.81	6.428	771	644,768.62	79.36
85.01 - 90.00	1	513,000.00	0.67	6.750	702	513,000.00	90.00
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 64.55%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	101	$76,861,273.48	100.00%	6.330%	758	$761,002.71	64.55%
Total	101	$76,861,273.48	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
356	2	$1,708,000.00	2.22%	6.552%	757	$854,000.00	68.65%
357	1	255,081.02	0.33	5.750	773	255,081.02	80.00
358	3	2,563,000.00	3.33	6.651	751	854,333.33	57.47
359	24	18,635,570.46	24.25	6.397	746	776,482.10	69.23
360	71	53,699,622.00	69.87	6.288	762	756,332.70	63.06
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Arizona	2	$835,500.00	1.09%	6.000%	797	$417,750.00	67.28%
California	66	53,043,815.46	69.01	6.358	759	803,694.17	64.40
Colorado	2	2,431,000.00	3.16	5.779	778	1,215,500.00	54.24
Florida	2	930,000.00	1.21	6.222	722	465,000.00	64.26
Georgia	1	458,300.00	0.60	6.125	742	458,300.00	76.26
Hawaii	2	3,439,175.00	4.47	6.559	766	1,719,587.50	65.13
Illinois	1	513,000.00	0.67	6.750	702	513,000.00	90.00
Louisiana	1	255,081.02	0.33	5.750	773	255,081.02	80.00
Maryland	2	1,383,500.00	1.80	6.431	722	691,750.00	59.39
Massachusetts	3	2,458,000.00	3.20	6.422	753	819,333.33	52.67
Minnesota	1	584,000.00	0.76	5.875	792	584,000.00	80.00
Missouri	1	490,803.00	0.64	6.250	739	490,803.00	78.53
Nevada	2	1,203,999.00	1.57	6.479	748	601,999.50	67.14
New Jersey	4	1,415,700.00	1.84	6.209	756	353,925.00	61.56
New York	7	5,046,400.00	6.57	6.208	754	720,914.29	69.17
Oregon	3	1,428,000.00	1.86	6.255	740	476,000.00	70.65
Washington	1	945,000.00	1.23	6.500	730	945,000.00	60.00
Total	101	$76,861,273.48	100.00%

Mortgagors’ FICO Scores for the Group 3 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
681 - 700	1	$955,500.00	1.24%	6.500%	700	$955,500.00	75.00%
701 - 720	16	11,898,885.08	15.48	6.352	712	743,680.32	68.99
721 - 740	16	10,694,003.00	13.91	6.341	729	668,375.19	60.68
741 - 760	22	17,381,895.00	22.61	6.288	751	790,086.14	62.16
761 - 780	21	15,395,215.40	20.03	6.381	772	733,105.50	67.74
781 - 800	16	12,787,775.00	16.64	6.210	790	799,235.94	58.02
801 - 820	8	6,597,000.00	8.58	6.470	804	824,625.00	73.47
821 - 840	1	1,151,000.00	1.50	6.375	823	1,151,000.00	60.58
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 758.

Types of Mortgaged Properties for the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Single Family Residence	74	$56,441,314.10	73.43%	6.310%	754	$762,720.46	63.31%
Planned Unit Development (PUD)	13	10,313,500.00	13.42	6.413	769	793,346.15	68.17
Two- to Four-Family Residence	5	4,405,484.38	5.73	6.307	771	881,096.88	67.97
Low-rise Condominium	7	3,992,975.00	5.20	6.392	776	570,425.00	66.59
Townhouse	1	1,000,000.00	1.30	6.250	709	1,000,000.00	62.50
High-rise Condominium	1	708,000.00	0.92	6.625	777	708,000.00	80.00
Total	101	$76,861,273.48	100.00%

Purposes of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Refinance (Rate/Term)	40	$31,785,363.10	41.35%	6.244%	753	$794,634.08	65.72%
Refinance (Cash Out)	40	24,167,584.38	31.44	6.323	755	604,189.61	54.96
Purchase	21	20,908,326.00	27.20	6.470	767	995,634.57	73.83
Total	101	$76,861,273.48	100.00%

Occupancy Types for the Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	81	$60,065,392.10	78.15%	6.303%	756	$741,548.05	66.62%
Investment	16	10,674,881.38	13.89	6.470	763	667,180.09	55.44
Secondary Home	4	6,121,000.00	7.96	6.358	768	1,530,250.00	60.05
Total	101	$76,861,273.48	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 3 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	25	$17,202,803.00	22.38%	6.332%	770	$688,112.12	66.97%
FastForward	1	976,000.00	1.27	5.875	760	976,000.00	68.49
Stated Income	61	49,460,089.10	64.35	6.319	755	810,821.13	65.78
No Ratio	5	4,428,697.00	5.76	6.513	747	885,739.40	54.25
No Income/No Asset	1	721,000.00	0.94	6.250	709	721,000.00	62.70
No Doc	8	4,072,684.38	5.30	6.383	755	509,085.55	49.93
Total	101	$76,861,273.48	100.00%

Loan Age for the Group 3 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	71	$53,699,622.00	69.87%	6.288%	762	$756,332.70	63.06%
1	24	18,635,570.46	24.25	6.397	746	776,482.10	69.23
2	3	2,563,000.00	3.33	6.651	751	854,333.33	57.47
3	1	255,081.02	0.33	5.750	773	255,081.02	80.00
4	2	1,708,000.00	2.22	6.552	757	854,000.00	68.65
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10/1 LIBOR Fully Amortizing	5	$2,033,900.00	2.65%	5.983%	744	$406,780.00	70.10%
10/1 LIBOR 40/30 Balloon	1	2,000,000.00	2.60	7.000	802	2,000,000.00	78.80
10/1 LIBOR Interest-Only	95	72,827,373.48	94.75	6.322	757	766,603.93	64.00
Total	101	$76,861,273.48	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	6	$4,033,900.00	5.25%	6.487%	773	$672,316.67	74.42%
120	95	72,827,373.48	94.75	6.322	757	766,603.93	64.00
Total	101	$76,861,273.48	100.00%

Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	60	$51,771,139.40	67.36%	6.371%	757	$862,852.32	63.73%
12 - Hard	11	9,125,034.08	11.87	6.471	763	829,548.55	69.88
24 - Hard	8	4,216,900.00	5.49	6.067	765	527,112.50	73.82
36 - Hard	22	11,748,200.00	15.28	6.137	752	534,009.09	60.68
Total	101	$76,861,273.48	100.00%

Gross Margins for the Group 3 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.001 - 2.500	21	$9,756,681.02	12.69%	5.925%	757	$464,603.86	60.83%
2.501 - 3.000	80	67,104,592.46	87.31	6.389	758	838,807.41	65.09
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.687%.

Months to Initial Adjustment Date for the Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
111 - 120	101	$76,861,273.48	100.00%	6.330%	758	$761,002.71	64.55%
Total	101	$76,861,273.48	100.00%

Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.500 - 10.999	15	$10,629,582.02	13.83%	5.833%	766	$708,638.80	59.98%
11.000 - 11.499	57	39,913,174.00	51.93	6.285	757	700,231.12	62.32
11.500 - 11.999	28	24,318,517.46	31.64	6.567	751	868,518.48	69.03
12.000 - 12.499	1	2,000,000.00	2.60	7.000	802	2,000,000.00	78.80
Total	101	$76,861,273.48	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.330%.

Initial Periodic Rate Cap for the Group 3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.000	101	$76,861,273.48	100.00%	6.330%	758	$761,002.71	64.55%
Total	101	$76,861,273.48	100.00%

Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	101	$76,861,273.48	100.00%	6.330%	758	$761,002.71	64.55%
Total	101	$76,861,273.48	100.00%

Origination Channel for the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Consumer Direct	43	$25,996,079.02	33.82%	6.172%	746	$604,559.98	63.82%
Mortgage Professionals	58	50,865,194.46	66.18	6.411	764	876,986.11	64.92
Total	101	$76,861,273.48	100.00%

Aggregate Mortgage Loans

Mortgage Rates for the Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 - 5.000	2	$1,297,700.00	0.41%	5.000%	743	$648,850.00	47.39%
5.001 - 5.500	14	10,326,400.00	3.23	5.392	767	737,600.00	71.35
5.501 - 6.000	111	79,513,543.02	24.85	5.875	759	716,338.23	66.34
6.001 - 6.500	221	174,876,202.23	54.66	6.340	753	791,295.03	65.65
6.501 - 7.000	68	50,115,586.53	15.66	6.742	749	736,993.92	71.14
7.001 - 7.500	6	2,497,000.00	0.78	7.253	732	416,166.67	79.59
7.501 - 8.000	2	1,311,000.00	0.41	7.750	715	655,500.00	73.29
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.264% per annum.

Current Principal Balances for the Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
50,000.01 - 100,000.00	2	$185,000.00	0.06%	6.578%	745	$92,500.00	46.18%
100,000.01 - 150,000.00	11	1,303,008.69	0.41	6.380	748	118,455.34	61.72
150,000.01 - 200,000.00	7	1,301,000.00	0.41	6.148	756	185,857.14	53.43
200,000.01 - 250,000.00	9	1,978,560.49	0.62	6.346	748	219,840.05	72.16
250,000.01 - 300,000.00	9	2,535,155.02	0.79	6.232	757	281,683.89	67.50
300,000.01 - 350,000.00	6	1,983,652.08	0.62	5.911	759	330,608.68	62.18
350,000.01 - 400,000.00	7	2,541,000.00	0.79	6.126	759	363,000.00	68.50
400,000.01 - 450,000.00	17	7,358,100.00	2.30	6.384	745	432,829.41	69.60
450,000.01 - 500,000.00	38	18,027,673.00	5.63	6.352	737	474,412.45	74.87
500,000.01 - 550,000.00	48	25,021,019.88	7.82	6.248	750	521,271.25	67.26
550,000.01 - 600,000.00	38	21,942,400.38	6.86	6.207	754	577,431.59	69.70
600,000.01 - 650,000.00	35	22,331,062.50	6.98	6.240	757	638,030.36	65.00
650,000.01 - 700,000.00	24	16,229,700.00	5.07	6.213	757	676,237.50	75.71
700,000.01 - 750,000.00	25	18,398,450.00	5.75	6.332	748	735,938.00	64.79
750,000.01 - 800,000.00	13	10,187,200.00	3.18	6.317	762	783,630.77	66.96
800,000.01 - 850,000.00	8	6,601,650.00	2.06	6.501	752	825,206.25	71.32
850,000.01 - 900,000.00	11	9,709,250.00	3.03	6.329	762	882,659.09	72.18
900,000.01 - 950,000.00	6	5,532,700.00	1.73	5.793	745	922,116.67	66.04
950,000.01 - 1,000,000.00	35	34,506,495.79	10.79	6.324	758	985,899.88	66.13
1,000,000.01 - 1,250,000.00	23	26,165,688.48	8.18	6.216	756	1,137,638.63	60.41
1,250,000.01 - 1,500,000.00	30	42,191,410.47	13.19	6.287	757	1,406,380.35	69.32
1,500,000.01 - 1,750,000.00	9	14,639,570.00	4.58	5.971	751	1,626,618.89	58.77
1,750,000.01 - 2,000,000.00	4	7,655,935.00	2.39	6.331	772	1,913,983.75	67.72
2,000,000.01 - 2,250,000.00	3	6,290,500.00	1.97	6.420	757	2,096,833.33	55.16
2,250,000.01 - 2,500,000.00	2	4,775,000.00	1.49	6.315	739	2,387,500.00	59.53
2,500,000.01 - 2,750,000.00	4	10,546,250.00	3.30	6.344	760	2,636,562.50	64.61
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $754,569.

Original Loan-to-Value Ratios for the Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
15.01 - 20.00	2	$1,950,000.00	0.61%	6.279%	762	$975,000.00	16.46%
20.01 - 25.00	3	1,066,500.00	0.33	6.509	786	355,500.00	23.02
25.01 - 30.00	3	750,001.00	0.23	6.233	765	250,000.33	28.05
30.01 - 35.00	8	6,936,000.00	2.17	6.175	782	867,000.00	33.20
35.01 - 40.00	7	5,331,696.00	1.67	6.164	764	761,670.86	37.16
40.01 - 45.00	12	11,535,100.00	3.61	6.150	749	961,258.33	43.31
45.01 - 50.00	22	16,914,300.00	5.29	6.165	753	768,831.82	48.51
50.01 - 55.00	14	11,583,670.00	3.62	5.995	760	827,405.00	52.89
55.01 - 60.00	33	25,328,787.00	7.92	6.264	754	767,539.00	57.96
60.01 - 65.00	59	52,140,995.88	16.30	6.269	759	883,745.69	63.64
65.01 - 70.00	39	30,973,998.49	9.68	6.314	751	794,205.09	69.01
70.01 - 75.00	64	55,082,111.23	17.22	6.345	748	860,657.99	73.97
75.01 - 80.00	152	97,603,272.18	30.51	6.266	754	642,126.79	79.31
80.01 - 85.00	3	1,446,000.00	0.45	5.955	750	482,000.00	83.03
85.01 - 90.00	3	1,295,000.00	0.40	6.955	720	431,666.67	89.62
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 66.93%.

Original Term to Stated Maturity for the Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	424	$319,937,431.78	100.00%	6.264%	754	$754,569.41	66.93%
Total	424	$319,937,431.78	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
356	4	$2,780,000.00	0.87%	6.420%	749	$695,000.00	73.21%
357	10	11,774,353.13	3.68	6.341	767	1,177,435.31	70.66
358	24	17,114,748.69	5.35	6.322	761	713,114.53	60.57
359	96	78,731,094.96	24.61	6.367	747	820,115.57	68.14
360	290	209,537,235.00	65.49	6.214	756	722,542.19	66.71
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Arizona	14	$6,859,525.00	2.14%	6.475%	758	$489,966.07	71.11%
California	273	209,521,887.89	65.49	6.253	755	767,479.44	67.10
Colorado	6	5,006,250.00	1.56	5.995	770	834,375.00	65.84
Connecticut	3	3,680,000.00	1.15	6.204	752	1,226,666.67	61.68
Florida	12	8,283,269.49	2.59	6.313	734	690,272.46	71.51
Georgia	9	6,228,274.00	1.95	6.324	741	692,030.44	63.99
Hawaii	10	10,695,255.00	3.34	6.308	771	1,069,525.50	67.15
Idaho	1	236,786.00	0.07	6.000	750	236,786.00	56.38
Illinois	8	7,915,124.40	2.47	6.243	738	989,390.55	62.90
Louisiana	2	820,081.02	0.26	6.267	730	410,040.51	76.10
Maryland	6	3,627,000.00	1.13	6.373	730	604,500.00	65.07
Massachusetts	12	11,370,650.42	3.55	6.231	770	947,554.20	66.10
Michigan	1	485,000.00	0.15	6.500	702	485,000.00	77.23
Minnesota	2	1,584,000.00	0.50	6.033	791	792,000.00	71.58
Missouri	1	490,803.00	0.15	6.250	739	490,803.00	78.53
Montana	2	1,609,999.79	0.50	6.724	728	804,999.90	64.81
Nevada	9	10,299,499.00	3.22	6.276	755	1,144,388.78	60.29
New Jersey	9	3,322,622.08	1.04	6.307	737	369,180.23	63.51
New York	13	11,260,150.00	3.52	6.235	758	866,165.38	65.10
North Carolina	7	3,211,038.69	1.00	6.565	752	458,719.81	74.29
Oregon	3	1,428,000.00	0.45	6.255	740	476,000.00	70.65
Pennsylvania	3	1,349,400.00	0.42	6.326	716	449,800.00	77.78
Rhode Island	1	600,000.00	0.19	6.625	764	600,000.00	39.34
South Carolina	4	1,731,000.00	0.54	6.143	771	432,750.00	69.59
Tennessee	1	570,216.00	0.18	6.250	794	570,216.00	63.36
Texas	2	725,400.00	0.23	6.375	718	362,700.00	64.20
Utah	2	1,011,500.00	0.32	6.734	758	505,750.00	76.70
Virginia	2	1,283,200.00	0.40	6.361	713	641,600.00	80.00
Washington	6	4,731,500.00	1.48	6.085	743	788,583.33	69.69
Total	424	$319,937,431.78	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
681 - 700	3	$2,000,452.08	0.63%	6.408%	700	$666,817.36	76.81%
701 - 720	79	58,236,953.87	18.20	6.369	710	737,176.63	69.36
721 - 740	86	58,842,506.09	18.39	6.339	732	684,215.19	68.54
741 - 760	79	58,969,426.37	18.43	6.184	751	746,448.44	67.35
761 - 780	89	73,777,659.87	23.06	6.209	772	828,962.47	66.42
781 - 800	60	45,752,653.50	14.30	6.211	790	762,544.23	61.31
801 - 820	27	21,206,780.00	6.63	6.275	807	785,436.30	67.99
821 - 840	1	1,151,000.00	0.36	6.375	823	1,151,000.00	60.58
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 754.

Types of Mortgaged Properties for the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	288	$221,522,141.90	69.24%	6.262%	752	$769,174.10	67.12%
Planned Unit Development (PUD)	70	54,562,974.00	17.05	6.278	756	779,471.06	66.23
Two- to Four-Family Residence	30	20,313,485.46	6.35	6.236	759	677,116.18	66.90
Low-rise Condominium	24	13,957,030.00	4.36	6.309	774	581,542.92	69.06
High-rise Condominium	8	5,976,800.42	1.87	6.268	757	747,100.05	65.96
Townhouse	4	3,605,000.00	1.13	6.166	751	901,250.00	59.79
Total	424	$319,937,431.78	100.00%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Refinance (Rate/Term)	166	$129,649,266.77	40.52%	6.289%	753	$781,019.68	67.64%
Refinance (Cash Out)	166	111,661,187.92	34.90	6.246	754	672,657.76	61.51
Purchase	92	78,626,977.09	24.58	6.248	757	854,641.06	73.47
Total	424	$319,937,431.78	100.00%

Occupancy Types for the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	332	$256,224,140.96	80.09%	6.213%	753	$771,759.46	68.12%
Investment	77	49,088,291.82	15.34	6.478	757	637,510.28	62.28
Secondary Home	15	14,624,999.00	4.57	6.439	759	974,999.93	61.75
Total	424	$319,937,431.78	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	94	$72,399,765.46	22.63%	6.171%	763	$770,210.27	70.38%
FastForward	16	10,109,700.00	3.16	6.251	754	631,856.25	70.95
Stated Income	263	198,714,634.94	62.11	6.290	751	755,568.95	68.31
No Ratio	15	12,688,697.00	3.97	6.386	747	845,913.13	54.71
No Income/No Asset	2	1,471,000.00	0.46	5.995	719	735,500.00	61.32
No Doc	34	24,553,634.38	7.67	6.283	759	722,165.72	50.62
Total	424	$319,937,431.78	100.00%

Loan Age for the Mortgage Loans(1)

Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	290	$209,537,235.00	65.49%	6.214%	756	$722,542.19	66.71%
1	96	78,731,094.96	24.61	6.367	747	820,115.57	68.14
2	24	17,114,748.69	5.35	6.322	761	713,114.53	60.57
3	10	11,774,353.13	3.68	6.341	767	1,177,435.31	70.66
4	4	2,780,000.00	0.87	6.420	749	695,000.00	73.21
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 0 months.

Loan Programs for the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5/1 LIBOR Fully Amortizing	9	$6,850,174.82	2.14%	6.242%	775	$761,130.54	72.22%
5/1 LIBOR 40/30 Balloon	3	542,844.49	0.17	6.223	729	180,948.16	68.35
5/1 LIBOR Interest-Only	241	182,495,340.49	57.04	6.244	752	757,242.08	67.62
7/1 LIBOR Fully Amortizing	4	2,216,000.00	0.69	6.271	747	554,000.00	62.44
7/1 LIBOR Interest-Only	66	50,971,798.50	15.93	6.237	755	772,299.98	67.55
10/1 LIBOR Fully Amortizing	5	2,033,900.00	0.64	5.983	744	406,780.00	70.10
10/1 LIBOR 40/30 Balloon	1	2,000,000.00	0.63	7.000	802	2,000,000.00	78.80
10/1 LIBOR Interest-Only	95	72,827,373.48	22.76	6.322	757	766,603.93	64.00
Total	424	$319,937,431.78	100.00%

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	22	$13,642,919.31	4.26%	6.319%	768	$620,132.70	71.13%
120	402	306,294,512.47	95.74	6.262	754	761,926.65	66.75
Total	424	$319,937,431.78	100.00%

Prepayment Charge Terms and Type of the Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	278	$232,372,810.64	72.63%	6.255%	756	$835,873.42	65.87%
12 - Hard	62	38,551,606.45	12.05	6.478	747	621,800.10	71.23
24 - Hard	18	9,679,366.00	3.03	6.188	764	537,742.56	74.66
36 - Hard	66	39,333,648.69	12.29	6.124	748	595,964.37	67.11
Total	424	$319,937,431.78	100.00%

Gross Margins for the Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.001 - 2.500	32	$15,153,981.02	4.74%	5.901%	750	$473,561.91	62.26%
2.501 - 3.000	391	304,199,450.76	95.08	6.280	754	778,003.71	67.12
3.001 - 3.500	1	584,000.00	0.18	7.375	720	584,000.00	89.16
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.727%.

Months to Initial Adjustment Date for the Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
51 - 60	253	$189,888,359.80	59.35%	6.244%	753	$750,546.88	67.78%
71 - 80	1	600,000.00	0.19	6.375	705	600,000.00	80.00
81 - 90	69	52,587,798.50	16.44	6.236	755	762,142.01	67.19
111 - 120	101	76,861,273.48	24.02	6.330	758	761,002.71	64.55
Total	424	$319,937,431.78	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.000 - 10.499	8	$5,400,600.00	1.69%	5.174%	763	$675,075.00	67.25%
10.500 - 10.999	78	58,169,972.02	18.18	5.775	758	745,768.87	65.29
11.000 - 11.499	198	154,356,131.54	48.25	6.229	757	779,576.42	65.22
11.500 - 11.999	124	91,985,256.34	28.75	6.598	748	741,816.58	69.82
12.000 - 12.499	14	8,714,471.88	2.72	7.073	751	622,462.28	76.62
12.500 - 12.999	2	1,311,000.00	0.41	7.750	715	655,500.00	73.29
Total	424	$319,937,431.78	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.264%.

Initial Periodic Rate Cap for the Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
5.000	424	$319,937,431.78	100.00%	6.264%	754	$754,569.41	66.93%
Total	424	$319,937,431.78	100.00%

Subsequent Periodic Rate Cap for the Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000	424	$319,937,431.78	100.00%	6.264%	754	$754,569.41	66.93%
Total	424	$319,937,431.78	100.00%

Origination Channel for the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Consumer Direct	107	$75,747,081.92	23.68%	6.195%	750	$707,916.65	67.30%
Mortgage Professionals	317	244,190,349.86	76.32	6.285	755	770,316.56	66.82
Total	424	$319,937,431.78	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement.  The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued.  They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.  When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-AR3  will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P and Class L Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class A-R Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Senior Certificates	Class 2-A-1 and Class 2-A-2 Certificates
Group 3 Senior Certificates	Class 3-A-1 Certificates
Super Senior Certificates	Class 1-A-1 and Class 2-A-1 Certificates

Support Certificates	Class 1-A-2 and Class 2-A-2 Certificates

Private Certificates	Class B-4, Class B-5, Class B-6, Class P and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Super Senior/Variable Rate

Class 1-A-2 Certificates:	Senior/Support/Variable Rate

Class 2-A-1 Certificates:	Senior/Super Senior/Variable Rate

Class 2-A-2 Certificates:	Senior/Support/Variable Rate

Class 3-A-1 Certificates:	Senior/Variable Rate

Class A-R Certificates:	Senior/REMIC Residual

Subordinated Certificates:	Subordinate/Variable Rate

Class P Certificates:	Prepayment Charges

Class L Certificates:	Late Payment Fees

The Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the “private certificates”) are not offered by this free writing prospectus.  The pass-through rate for each class of private certificates other than the Class P and Class L Certificates will be calculated as described under “—Interest” in this free writing prospectus.  The Class P and Class L Certificates will not bear interest.  The Class P Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates.  The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus.  The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%.  Any information contained in this free writing prospectus with respect to the Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $302,979,000 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 94.70%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 1.95%, 1.25%, 0.80%, 0.90%, 0.25% and 0.15%, respectively.

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof.  Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $100,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class P Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Distribution Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for such Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

The Certificate Account.  At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Servicing Fee / Servicer	0.25% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly

Additional Servicing Compensation / Servicer	• Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time

	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time

Trustee Fee / trustee	0.0085% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Interest Distribution Amount	Monthly

Expenses

Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the Seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.  See “The Agreements — Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in June 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups.  Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

•	to current and unpaid interest on each class of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

•
to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

•
from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization” and (y) the limitations set forth in this free writing prospectus under “Description of the Certificates—Principal;” and

•	any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates will have the respective pass-through rates as described below.

The pass-through rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.9858% per annum.

The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 2 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.9796% per annum.

The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 3 Mortgage Loans.  The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.0718% per annum.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

The “Due Period” means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group:  the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the sum of the Assumed Balance for each loan group immediately prior to that Distribution Date.

On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest distribution amount” for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

With respect to each Distribution Date for all of the interest-bearing classes, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the aggregate of the prepayment interest shortfalls for that loan group.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “—Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

Principal Amount.  On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

(g)
(A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

(a)	with respect to loan group 1, sequentially, as follows:

(i)	to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

(ii)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(b)	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(c)	with respect to loan group 3, to the Class 3-A-1 Certificates until its Class Certificate Balance is reduced to zero.

The capitalized terms used in this free writing prospectus have the following meanings:

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Principal Distribution Amount” for a loan group for any Distribution Date will equal the sum of

(i)	the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

(ii)	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a)	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

(b)	either

(x)
if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

(y)
if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)	the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

For any Distribution Date on and prior to the second Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

•
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

•	cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in May 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in May 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization due to disproportionate principal payments.  On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%.  If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

Cross-Collateralization due to disproportionate Realized Losses in one loan group.  If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group.  If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group.  If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates.  Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	5.30%
Class B-2	3.35%
Class B-3	2.10%
Class B-4	1.30%
Class B-5	0.40%
Class B-6	0.15%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that (1) any Realized Losses on the Group 1 Mortgage Loans allocable to the Class 1-A-1 Certificates will be allocated, first, to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class 1-A-1 Certificates and (2) any Realized Losses on the Group 2 Mortgage Loans allocable to the Class 2-A-1 Certificates will be allocated, first, to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero, and then to the Class 2-A-1 Certificates.

On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

•
the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances and

•
the applicable Subordinated Percentage of such Excess Loss will be allocated among the related classes of subordinated certificates, pro rata, based on each class’ share of the Assumed Balance for the applicable loan group.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans.  “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under “Credit Enhancement—Special Hazard Insurance Policies.”

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P and Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes of senior certificates as specified under “Description of the Certificates ─ Allocation of Losses” in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

•	Special Hazard Losses in an initial amount expected to be up to approximately $5,362,500 (the “Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the “Bankruptcy Loss Coverage Amount”) and

•	Fraud Losses in an initial amount expected to be up to approximately $3,199,374.32 (the “Fraud Loss Coverage Amount”).

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

•	that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans,

•	twice the principal balance of the largest Mortgage Loan and

•
the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•
1.00% of the then current pool principal balance, in the case of the first such anniversary and 0.50% of the then current pool principal balance, in the case of the second, third and fourth such anniversaries,

and

•	the excess of

•	the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.